UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2012

GDT TEK, Inc.

(Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

8110 Ulmerton Ave. Largo, Florida (Address of principal executive offices)	32803 (Zip Code)

(407) 574-4740 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 21, 2012, 30 Membership interests in DHS 2 LLC were sold as follows:

This certifies that John Thomas and Sue Taylor JTWROS purchased 30 Membership Interests valued at One Hundred Fifty Thousand Dollars ($150,000) in DHS 2 LLC (the “Company”) shown above, which Membership Interest is subject to the terms of the Limited Liability Company Agreement of DHS 2 LLC, dated as of April 30, 2012, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”). This Membership was paid with 300,000 common shares of GDT Tek, Inc., stock (attached), valued at $.50 per share, and represent 30 Membership Interest

Item 9.01 – Financial Statements and Exhibits

10.2 DHS 2 LLC Form of Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2012	GDT TEK , INC.
/s/Bo Linton
By: Bo Linton
Its: President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)